Exhibit 99.1

NASDAQ: INM 1445 – 885 West Georgia St. Vancouver, BC, Canada V6C 3E8 Tel: +1.604.669.7207 Email: info@inmedpharma.com www.inmedpharma.com

InMed Announces Publication of Study on Anti-Inflammation by Modulation of Endocannabinoid System

●	Cannabinol modulates distinct endocannabinoid system elements and exerts anti-inflammatory effects

●	Supports therapeutic potential of cannabinol for inflammatory skin diseases such as psoriasis, atopic dermatitis and pruritus

●	Anti-inflammatory effects of cannabinol show potential for therapeutic and cosmetic application

Vancouver, British Columbia - November 19, 2024 - InMed Pharmaceuticals Inc. (NASDAQ: INM) (“InMed” or the “Company”), a pharmaceutical company focused on developing a pipeline of proprietary small molecule drug candidates for diseases with high unmet medical needs, announced that a peer-reviewed scientific study entitled “Cannabinol modulates the endocannabinoid system and shows TRPV1-mediated anti-inflammatory properties in human keratinocytes” has been published in the international journal Biofactors. This Company-sponsored study demonstrates the biological activity of cannabinol (“CBN”) and its potential anti-inflammatory effects in skin diseases.

The study, conducted in collaboration with Dr. Mauro Maccarrone at Università degli Studi dell’Aquila, investigated how CBN modulates the major elements of the endocannabinoid system (“ECS”) and activated receptors known to be involved in the inflammatory pathways of the skin. CBN was found to:

●	prevent keratinocyte inflammation via vanilloid receptor 1 (“TRPV1”);

●	express mitogen-activated protein kinases in inflamed keratinocytes;

●	modulate the enzymes that regulate both AEA and 2-AG (endocannabinoids);

●	increase expression of cannabinoid receptor 1 (“CB1”) at the gene level; and

●	reduce the release of the pro-inflammatory cytokines: interleukin (IL)-8, IL-12, IL-31 while increasing the release of the anti-inflammatory cytokine, IL-10.

The anti-inflammatory activity demonstrated in this study suggests the potential of cannabinol to regulate epidermal functions and provide a protective role in the skin.

“This peer-reviewed study provides scientific evidence of the distinct anti-inflammatory biological activity of cannabinol,” said Dr. Mauro Maccarrone, one of InMed’s scientific advisors. “Results from this study further support cannabinol’s therapeutic and cosmetic application in inflammatory skin conditions.”

“Our drug development programs have been focused on the role of inflammation in various diseases, such as Alzheimer’s disease, age-related macular degeneration and epidermolysis bullosa and how rare cannabinoids and their analogs may be able to modulate the inflammation process,” commented InMed’s Senior VP, Preclinical Research and Development, Dr. Eric Hsu. “This important research into endocannabinoid system modulation not only helps in the advancement and selection of InMed’s potential drug candidates but also deepens our understanding of the ECS targets involved in specific disease areas. The endocannabinoid system is involved in almost every aspect of the body’s functioning, holding significant potential for therapeutic intervention.”

The journal article can be accessed here: https://iubmb.onlinelibrary.wiley.com/doi/10.1002/biof.2122.

Dr. Mauro Maccarrone is a leader in cannabinoid research and is the recipient of the 2025 Career Achievement Award by the International Cannabinoid Research Society and is a member of the Company’s Scientific Advisory Board.

About InMed:

InMed Pharmaceuticals is a pharmaceutical company focused on developing a pipeline of proprietary small molecule drug candidates targeting the CB1/CB2 receptors. InMed’s pipeline consists of three separate programs in the treatment of Alzheimer’s, ocular and dermatological indications. For more information, visit www.inmedpharma.com.

Investor Contact:

Colin Clancy

Vice President, Investor Relations

and Corporate Communications

T: +1 604 416 0999

E: ir@inmedpharma.com

Cautionary Note Regarding Forward-Looking Information:

This news release contains “forward-looking information” and “forward-looking statements” (collectively, “forward-looking information”) within the meaning of applicable securities laws. Forward-looking statements are frequently, but not always, identified by words such as “expects”, “anticipates”, “believes”, “intends”, “potential”, “possible”, “would” and similar expressions. Such statements, based as they are on current expectations of management, inherently involve numerous risks, uncertainties and assumptions, known and unknown, many of which are beyond our control. Forward-looking information is based on management’s current expectations and beliefs and is subject to a number of risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. Without limiting the foregoing, forward-looking information in this news release includes, but is not limited to, statements about; the biological activity of CBN and its potential anti-inflammatory effects in skin diseases; cannabinol’s therapeutic and cosmetic application in inflammatory skin conditions; the endocannabinoid system’s involvement in almost every aspect of the body’s functioning and holding significant potential for therapeutic intervention.

Additionally, there are known and unknown risk factors which could cause InMed’s actual results, performance, or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking information contained herein. A complete discussion of the risks and uncertainties facing InMed’s stand-alone business is disclosed in InMed’s Annual Report on Form 10-K and other filings with the Securities and Exchange Commission on www.sec.gov.

All forward-looking information herein is qualified in its entirety by this cautionary statement, and InMed disclaims any obligation to revise or update any such forward-looking information or to publicly announce the result of any revisions to any of the forward-looking information contained herein to reflect future results, events or developments, except as required by law.